U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 22, 2001



                            SEPTIMA ENTERPRISES, INC.
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             (Exact Name of registrant as specified in its Charter)




         Colorado                    33-25126-D                85-0368333
--------------------------      -------------------       ---------------------
 (State of Incorporation)       Commission File No.        (IRS Employer
                                                            Identification No.)



 3807 Hardy St., Hattiesburg, MS                                  39402
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number,(  601  )    271     -    7309
                               -------  ---------    ----------



                     (Registrant's former name and address)
                            15945 Quality Trail North
                                Scandia, MN 55073

Item 5.           OTHER EVENTS.

         A. The Company held a Special Meeting of the Shareholders on January 22, 2001. The shareholders approved the following items:

         1. Authorized the Company to effect a reverse split of the Company's issued and outstanding common stock as of February 5, 2001. Following the effective date of the reverse split and affecting all issued and outstanding shares as of February 5, 2001, one (1) share of common stock will be issued for each one hundred (100) common shares previously issued and outstanding. Share certificates representing the pre-split denominations may be exchanged for share certificates representing the post-split denominations, at the election of shareholders, and in any case, new denomination certificates will be issued upon transfer in the ordinary course of business. Mandatory share certificate exchange is not required. In the event, that the reverse split results in fractional shares, all fractions will be rounded up to the next whole number.

         2. Authorized the Company to reincorporate in the State of Nevada thereby changing the corporate domicile from Colorado to Nevada. This will be accomplished by the Company forming a new corporation in Nevada and merging the Colorado corporation into and with the new Nevada corporation. The Company has given authority to the board of directors to select a new corporate name in the future when it deems it appropriate.

         3. The capital of the corporation will remain authorized at One Hundred Million (100,000,000) common shares. The shareholders approved changing the par value of the common shares from no par value to $0.0001 per share.

         B. The Company has changed it corporate address to 3807 Hardy St., Hattiesburg, MS 39402.

Item 6.           CHANGE IN DIRECTORS AND EXECUTIVE OFFICERS.

         On January 22, 2001, the Company's officers and directors resigned. The resignations did not express any disagreement with the company on any matter relating to operations, policies or practices. The directors appointed Joe Ashley as Director, President and Chief Executive Officer and Charles Adams as Director, Secretary, Treasurer and Chief Financial Officer.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Septima Enterprises, Inc.
Dated: January 22, 2001

                                                      /s/  Gregory Johnson
                                                      --------------------------
                                                      By: Gregory Johnson
                                                      Title: President